Exhibit 99.2

VINCE HOLDING CORP. TO ENTER INTO A TRANSFORMATIVE STRATEGIC

PARTNERSHIP WITH AUTHENTIC BRANDS GROUP

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Vince Holding Corp. (“VNCE” or the “Company”) and Authentic Brands Group (“Authentic”) to enter into a strategic arrangement whereby VNCE contributes its intellectual property to a newly formed Authentic subsidiary (“ABG Vince”) for total consideration to Vince of $76.5 million in cash from Authentic and 25% membership interest in ABG Vince

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VNCE to use proceeds from the new partnership to strengthen its overall liquidity position, increase its working capital, and repay in full the outstanding balance of $27.7 million under its Term Loan Credit Facility, and to repay a portion of the outstanding borrowings under its Revolving Credit Facility

NEW YORK, New York – April 24, 2023 – Vince Holding Corp., (NYSE: VNCE), a global contemporary retailer, today announced it has entered into a strategic partnership (“Authentic Transaction”) with Authentic Brands Group a global brand development, marketing and entertainment platform, whereby VNCE will contribute its intellectual property to ABG Vince for a total consideration of $76.5 million in cash and a 25% membership interest in ABG Vince. Through the agreement, Authentic will own the majority stake of 75% membership interest in ABG Vince.

In connection with the Authentic Transaction, VNCE will enter into an exclusive, long-term license agreement (the “License Agreement”) with Authentic to use the contributed intellectual property for VNCE’s existing business in a manner consistent with the Company’s current wholesale, retail and e-commerce operations, and will pay a royalty fee to ABG Vince. VNCE will receive a quarterly distribution equal to 25% of ABG Vince’s net cash. The License Agreement contains an initial ten-year term and eight ten-year renewal options allowing VNCE to renew the agreement.

Jack Schwefel, Chief Executive Officer of VNCE said, “We are pleased to enter into this transformative partnership with Authentic which will provide us the necessary capital to strengthen our balance sheet allowing for opportunities to enhance our focus on driving margin expansion, and focusing on our strategic growth initiatives including leveraging our enhanced e-commerce capabilities and CDP platform, expanding our international presence, growing our Men’s business and selectively opening new retail doors in the U.S. Through this strategic partnership we will also benefit from leveraging Authentic’s expertise and Lifestyle and Entertainment platforms, which provide opportunities to grow the Vince brand into adjacent categories and territories.”

“We are excited to partner with Jack and the VNCE management team as we expect to mutually benefit from the strength of the Vince brand that has been developed over the past 20 years,” said Jamie Salter, Founder, Chairman and CEO of Authentic. “The addition of another luxury brand to our formidable portfolio is timely as we see demand for luxury goods growing in key markets around the world.”

VNCE will remain a publicly-traded entity and continue its existing operations with no changes to management or Board of Directors composition.

Solomon Partners is serving as financial advisor and Ropes & Gray LLP is serving as legal advisor to VNCE on this transaction. Katten Muchin Rosenman LLP is serving as legal advisor to Authentic.

The transaction is expected to close within the second quarter of calendar 2023 and is subject to customary closing conditions. For further information regarding terms and conditions of the transaction, please see the Company’s Information Statement on Schedule 14C, filed with the SEC on April 24, 2023.

Fourth Quarter and Full Year Fiscal 2022 Earnings and Entry into Revolving Credit Facility Amendment

In a separate press release issued today, the Company announced its fourth quarter and full year fiscal 2022 earnings results and the entry into an amendment to its existing revolving credit facility. The press release is available at http://investors.vince.com/.

ABOUT VINCE HOLDING CORP.

Vince Holding Corp. is a global contemporary retailer led primarily by the Vince brand. Vince, established in 2002, is a leading global luxury apparel and accessories brand best known for creating elevated yet understated pieces for every day effortless style. Known for its range of luxury products, Vince offers women’s and men’s ready-to-wear, footwear and accessories through 50 full-price retail stores, 17 outlet stores, and its e-commerce site, vince.com and through its subscription service Vince Unfold, www.vinceunfold.com, as well as through premium wholesale channels globally. Please visit www.vince.com for more information.

ABOUT AUTHENTIC BRANDS GROUP

Authentic Brands Group (Authentic) is a global brand development, marketing and entertainment platform, which owns a portfolio of more than 40 iconic and world-renowned Lifestyle, Entertainment and Media brands. Headquartered in New York City, with offices around the world, Authentic connects strong brands with best-in-class partners and a global network of operators, distributors and retailers to build long-term value in the marketplace. Its brands generate approximately $28.5 billion* in global annual retail sales and have an expansive retail footprint in more than 150 countries, including 11,300-plus* freestanding stores and shop-in-shops and 380,000 points of sale.

Authentic is committed to transforming brands by delivering powerful storytelling, compelling content, innovative business models and immersive experiences. It creates and activates original marketing strategies to drive the success of its brands across all consumer touchpoints, platforms and emerging media. Authentic’s brand portfolio includes Marilyn Monroe®, Elvis Presley®, Muhammad Ali®, Shaquille O’Neal®, David Beckham®, Dr. J®, Greg Norman®, Neil Lane®, Thalia®, Sports Illustrated®, Reebok®, Brooks Brothers®, Barneys New York®, Judith Leiber®, Ted Baker®, Hervé Léger®, Hickey Freeman®, Frye®, Nautica®, Juicy Couture®, Vince Camuto®, Lucky Brand®, Aéropostale®, Forever 21®, Nine West®, Eddie Bauer®, Spyder®, Volcom®, Quiksilver®, Billabong®, Roxy®, DC Shoes®, RVCA®, Element®, Shark®, Tretorn®, Prince®, Airwalk®, Izod®, Jones New York®, Van Heusen®, Hart Schaffner Marx®, Arrow® and Thomasville®. *Pending acquisition in Q3 2023.

For more information, visit authentic.com.

Follow Authentic on LinkedIn, Instagram and Twitter.

Forward-Looking Statements: This document, and any statements incorporated by reference herein contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about possible or assumed future results of operations of the Company, the expected completion and timing of the ABG Transaction and other information relating to the ABG Transaction and are indicated by words or phrases such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to successfully complete the ABG Transaction; our ability to realize the benefits of our strategic initiatives; our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs; the impact of the novel coronavirus (COVID-19) pandemic on our business, results of operations and liquidity; general economic conditions; the execution and management of our international expansion; our ability to continue having the liquidity necessary to service our debt, meet contractual payment obligations, and fund our operations; further impairment of our goodwill and indefinite-lived intangible assets; the execution and management of our retail store growth plans; our ability to make lease payments when due; our ability to maintain our larger wholesale partners; the loss of certain of our wholesale partners; our ability to successfully implement the wind down of the Rebecca Taylor business; our ability to remediate the identified material weakness in our internal control over financial reporting; our ability to comply with domestic and international laws, regulations and orders; our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection and customer service; our ability to keep a strong brand image; our ability to attract and retain key personnel; seasonal and quarterly variations in our revenue and income; our ability to mitigate system security risk issues, such as cyber or malware attacks, as well as other major system failures; ; our ability to optimize our systems, processes and functions; our ability to comply with privacy-related obligations; our ability to ensure the proper operation of the distribution facilities by third-party logistics providers; fluctuations in the price, availability and quality of raw materials; commodity, raw material and other cost increases; the extent of our foreign sourcing; our reliance on independent manufacturers; other tax matters; and other factors as set forth from time to time in our Securities and Exchange Commission filings, including those described under “Item 1A—Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available, except as required by law

Investor Relations Contact :

ICR, Inc.

Caitlin Churchill, 646-277-1274

Caitlin.Churchill@icrinc.com